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                                                                  EXHIBIT 10.6.2


                  AMENDMENT TO PRACTICE MANAGEMENT, CONSULTING
                         AND CLINIC SERVICES AGREEMENT

         THIS AGREEMENT, is made and entered into, with an effective date of April 15, 1997, by and between The Company Doctor, a Delaware corporation ("TCD") and The Physician Group, P.A., f/k/a Donald F. Angle, M.D., P.A., a professional association organized under the laws of the State of Texas ("PA").

                                    RECITALS

         WHEREAS, PA is engaged in the business of providing occupational medical services and related services to the general public;

         WHEREAS, TCD is engaged in the business of providing management, marketing, administrative, financial, information, personnel and other related services to PA;

         WHEREAS, PA and TCD have entered into that certain Practice Management, Consulting and Clinic Services Agreement dated as of November 1, 1995 ("Practice Management Agreement"), pursuant to which TCD provides certain services to PA;

         WHEREAS, TCD intends to enter into a Loan and Security Agreement with HCFP Funding, Inc. ("HCFP") pursuant to which HCFP has agreed to provide revolving credit financing to TCD that is secured by, among other things, accounts receivable from the provision of occupational medical services and related services (the "Accounts");

         WHEREAS, the Practice Management Agreement does not clearly establish rights to TCD to the Accounts;

         WHEREAS, the fees to be paid to TCD by PA for its services should be amended based upon TCD's accountant's input, among other things; and

         WHEREAS, in order to reflect the nature of the Accounts and other matters of concern in the Practice Management Agreement this amendment is of necessity;

         NOW THEREFORE, in consideration of the premises set forth above and the terms and conditions contained herein, and other good and valuable consideration, the sufficiency of which is acknowledged, TCD and PA have agreed to the following amendments. Capitalized terms defined in the Practice Management Agreement which are used herein shall have the same meanings as set forth in the Practice Management Agreement unless otherwise specified herein.

         A. The Practice Management, Consulting, and Clinic Services Agreement is amended as follows:
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1)       delete the last sentence of paragraph 1.(d)

2)       delete the last sentence of paragraph 1.(e)

3) add paragraph 1.(f)(10) as follows: "any salaries, bonuses or benefits payable with respects to P.A. Physicians;"

4)       delete paragraph 1.(f), the second (2) and replace with the following:
         "any salaries, bonuses, or benefits payable with respect to PA employees or contractors except for Physician salaries, bonuses or benefits;"

5) delete paragraph 1.(g) and replace with the following: "PA Practice Expenses shall mean that portion of the Clinic Expenses directly attributable to the PA's Practice."

6) delete paragraph 1.(h) and replace with the following: "Ancillary Expenses shall mean that portion of the Clinic Expenses directly attributable to TCD's provision of ancillary services."

7) delete paragraph 2.1 and replace with the following: "Locations. The terms and conditions of this Agreement will apply to all Clinics hereinafter acquired and operated by TCD or its subsidiaries and whereby the PA, or any subsidiary or affiliate of PA, provides medical services at any location."

8)       delete the last sentence of paragraph 3.2.

9) delete the last sentence of paragraph 3.5 and replace with the following: "All revenues beyond those needed to service immediate expense and base PA income will be used to repay TCD for start-up costs in full before being applied to any distributable net income."

10) add the following language to the end of paragraph 3.6b.: "except as authorized under Paragraph 12;"

11) add the following language to the end of paragraph 7.1: ";however, TCD shall make such payments on behalf of PA from Base Clinic Revenues. If Base Clinic Revenues do not equal or exceed PA Clinic Expenses TCD shall pay the difference and charge such shortfall to the PA to be repaid out of future Net PA Practice Revenue."

12) add the following language to the end of paragraph 8.2(a): ", limited to the profits of the Practice."
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13)      delete the last sentence of paragraph 8.2(b) and replace with the following: "Accordingly, during each month in which annualized Base Clinic Revenue exceed $400,000, PA will pay TCD management fees equal to the greater of $10,000 or the sum of twenty-five percent (25%) of PA Practice Revenues and thirty percent (30%) of the Net PA Practice Revenues accrued during that month limited to the profits of the Practice."

14) delete paragraph 8.3 and replace with the following: "Marketing and Marketing Management. As compensation for value received from centralized marketing and marketing management, TCD will receive each month an amount equal to ten percent (10%) of PA Practice Revenues."

15) delete paragraph 8.4 and replace with the following: "Unpaid Balances. All unpaid balances due under 8.2(d) and 8.3 herein will be carried forward from month to month, and will be paid in full before distribution of any net revenues to the PA."

16) delete paragraph 9.2 and replace with the following: "PA will retain all net PA Practice Revenues less applicable management, marketing and other fees and any expenses incurred by TCD on PA's behalf not included in PA Practice Expenses, in accordance with the terms of this Agreement."

17) delete paragraph 12 and replace with the following: "SECURITY FOR TCD COMPENSATION. To provide for the prompt and orderly payment of amounts owing from time to time by PA to TCD pursuant to this Agreement, and to facilitate TCD in obtaining working capital and other corporate loans. PA hereby assigns to TCD in and consents to the pledge by TCD to a third party designated by TCD of, all its existing and hereafter created accounts receivable, exclusive of Medicare/Medicaid accounts receivable, all cash or non-cash proceeds therefrom, all insurance policies and proceeds relating thereto, and all of the PA's rights as an unpaid provider of services, whether new existing or hereafter created or acquired. PA agrees to execute, and hereby appoints TCD as its attorney-in-fact to execute for PA, any and all documents necessary to confirm such assignment or perfect such pledge, including but not limited to, UCC financing statements."

B. Except as specified herein, the Practice Management, Consulting and Clinic Services Agreement shall remain in full force and effect and is hereby ratified and confirmed.

C. This amendment may be executed in counterparts and all counterparts taken together shall be deemed to constitute one and the same instrument.
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         IN WITNESS WHEREOF, the parties have hereunto set their hand effective as of the date first above written.


THE COMPANY DOCTOR


By:    /s/ Donald F. Angle, M.D.
   -------------------------------------
       Its:       President
           -----------------------------


THE PHYSICIAN GROUP, P.A.
f/k/a Donald F. Angle, M.D., P.A.



By:    /s/ Donald F. Angle, M.D.
   -------------------------------------
   Its:       President
       ---------------------------------


AGREED AS TO TERMS AND CONDITIONS:

NORTHSIDE FAMILY MEDICAL CLINIC            ROBERT G. DUCHOUQUETTE, M.D., P.A.
PROFESSIONAL ASSOCIATION


By:  /s/ Donald F. Angle, M.D.             By:    /s/ Donald F. Angle, M.D.
   ------------------------------             ---------------------------------
     Its:       President                         Its:       President
         ------------------------                     -------------------------
Date:       April 15, 1997                 Date:        April 15, 1997
     ----------------------------               -------------------------------